
FIRST
GUARANTY
BANK

2019

3rd Quarter Report

FIRST GUARANTY BANCSHARES, INC.

fgb.net

A Message to Our Shareholders

Dear Shareholders,

The third quarter of 2019 was an exciting time and a period of great progress for First Guaranty Bancshares, Inc.

On July 31, 2019, we entered into a definitive agreement with The Union Bank of Marksville, Louisiana to acquire and merge The Union Bank with First Guaranty Bank. The Union Bank is a community Bank with assets of about $260 million and 7 locations located in Central Louisiana. The Union Bank is a solid bank with good earnings which matches incredibly with the culture and the business of First Guaranty Bank. The location of The Union Bank also fills in and connects the branch system of First Guaranty Bank across south Louisiana and north Louisiana. It is anticipated that this acquisition and merger will be completed in November of 2019.

Financially, as anticipated, earnings for the quarter increased sharply. Net income for the quarter ending September 30, 2019 was $3,847,000 compared to $3,397,000 for the same quarter of 2018 and as compared to $3,213,000 for the second quarter of 2019. Total Shareholders' equity as of September 30, 2019 was $162,044,000 compared to $147,284,000 as of December 31, 2018. Book value per share increased to $18.40 as of September 30, 2019 compared to $16.72 as of December 31, 2018. Loan interest income continued to be a strong driver as it was $19,263,000 for the quarter compared to $16,867,000 for the third quarter of 2018 and, for the nine months ended September 30, 2019 $57,665,000 compared to $47,650,000 for the same period of 2018. Non-interest income was also a contributor totaling $3,179,000 for the quarter compared to $1,199,000 for the same period of 2018. This resulted from the growth of our SBA/USDA loan program.

In addition to The Union Bank agreement and our increased earnings, on September 6, 2019, we went "live" with the first stage of our nCino platform for the management and production of loans and deposits. This nCino platform will tremendously enhance our efficiency while also providing a much higher level of customer service.

Last, but certainly not least, on September 30, 2019, we paid our 105th consecutive quarterly dividend to our shareholders.

We continue to progress toward a fortress balance sheet. We continue to build a bigger, better, and stronger First Guaranty Bancshares, Inc. Our strong earnings continue. We continue toward our goals of improving our customer service, growing First Guaranty Bancshares, Inc., and enhancing value for our shareholders.

Thank you.

Sincerely,



Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

NASDAQ Symbol: FGBI

At A Glance

Branches
26

ATMs
35

Total Assets
$1.8 Billion

Deposits
$1.6 Billion

Total Loans
$1.3 Billion

$3.8 Million
3Q2019 Earnings (unaudited)

$10.2 Million
YTD2019 Earnings (unaudited)

105 and counting
Consecutive dividends paid

85
Years in Banking



Member FDIC

Bank Officers

Executive Officers

Alton B. Lewis, Jr.*
President and CEO | Guaranty Square

Eric J. Dosch*
Chief Financial Officer | Guaranty Square

Senior Vice Presidents

Thomas F. Brothers
Director of Internal Audit

Glenn A. Duhon, Sr.
Regional Manager | Abbeville

Ronald R. Foshee
Regional Manager | Denham Springs

Adam J. Johnston
Regional Manager | North Lousiana

Mikki M. Kelley
Human Resouce Department Manager

Jordan M. Lewis
Texas Area President

Brandon C. Long
Chief Lending Officer

Ronnie C. Pittman
Special Assets Manager

Desiree B. Simmons
Loan Administration, Marketing & Training

Evan M. Singer
Regional Manager
Director of Mergers & Acquisitions

J. Richard Stark
Operations

Randy S. Vicknair
Chief Credit Officer

Christy L. Wells
Regional Manager | Hammond

Vice Presidents

Charles L. Baggs

Ashley N. Bell

Betty A. Boney

Brenda A. Briscoe

Cheryl Q. Brumfield

Scheila M. Davis

Mark J. Ducoing

Colleen B. Ebarb

Ronald W. Edmonds

Denise D. Fletcher

Eric M. Fuller, Controller

Shirley P. Jones

JoEllen K. Juhasz, BSA Officer

Vice Presidents

Michael D. Knighten

Craig E. Scelfo

Scott B. Schilling

Lisa K. Stoker

John A. Synco

D. Lynn Talley

Michael A. Wiggins

Assistant Vice Presidents

Darryl P. Boudreaux

Lauryn H. Coburn

Lance S. Davis

Landa G. Domangue

Vanessa R. Drew

Vikki W. Dupaquier

Kevin J. Foster

Christy L. Frierson

Harrison R. Gill

Bonnie J. Griener

Ludrick P. Hildago

Leslie A. Hinzman

Donna S. Hodges

A. Shane Hughes

Keith T. Klein

Mandy P. Lee

Terrie E. McCartney

Dev M. Patel

Rahul R. Patel, Lending Officer

Tracy D. Perry

Niekitsha S. Ridley

Robert W. Clifton, ISO

Officers

Rebecca G. Brown

Jeannette N. Ernst

V. Diane Patterson

Kristin M. Williams

* Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank

Consolidated Statements of Condition
(in thousands, except share data)

	September 30, 2019 (unaudited)	September 30, 2018
Assets		
Cash and cash equivalents:		
Cash and due from banks	$178,187	$63,762
Federal funds sold	781	94
Cash and cash equivalents	178,968	63,856
Investment securities:		
Available for sale, at fair value	179,291	327,449
Held to maturity, at cost (estimated fair value of $90,061 and $105,726 respectively)	89,976	110,950
Investment securities	269,267	438,399
Federal Home Loan Bank stock, at cost	2,437	2,381
Loans held for sale	-	570
Loans, net of unearned income	1,292,911	1,189,386
Less: allowance for loan losses	12,230	10,577
Net loans	1,280,681	1,178,809
Premises and equipment, net	45,869	38,902
Goodwill	3,472	3,472
Intangible assets, net	3,142	3,900
Other real estate, net	3,370	1,161
Accrued interest receivable	7,238	7,459
Other assets	10,731	13,644
Total Assets	$1,805,175	$1,752,553
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$248,907	$251,767
Interest-bearing demand	594,968	508,837
Savings	108,826	112,271
Time	647,710	671,567
Total deposits	1,600,411	1,544,442
Short-term borrowings	-	24,000
Accrued interest payable	5,293	3,295
Senior long-term debt	17,638	20,572
Junior subordinated debentures	14,728	14,691
Other liabilities	5,061	3,209
Total Liabilities	1,643,131	1,610,209
Shareholders' Equity		
Common stock:		
$1 par value - authorized 100,600,000 shares; issued 8,807,175 shares	8,807	8,807
Surplus	92,268	92,268
Retained earnings	59,311	52,138
Accumulated other comprehensive income (loss)	1,658	(10,869)
Total Shareholders' Equity	162,044	142,344
Total Liabilities and Shareholders' Equity	$1,805,175	$1,752,553

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	For the Three-Month Periods Ended September 30, 2019	2018
	(unaudited)	
Interest Income:		
Loans (including fees)	$19,263	$16,867
Deposits with other banks	872	158
Securities (including FHLB stock)	1,959	3,083
Federal funds sold	-	-
Total Interest Income	22,094	20,108
Interest Expense:		
Demand deposits	2,504	2,155
Savings deposits	127	107
Time deposits	4,358	2,916
Borrowings	392	439
Total Interest Expense	7,381	5,617
Net Interest Income	14,713	14,491
Less: Provision for loan losses	1,727	372
Net Interest Income after Provision for Loan Losses	12,986	14,119
Noninterest Income:		
Service charges, commissions and fees	707	768
ATM and debit card fees	579	540
Net gains (losses) on securities	29	(696)
Net gains on sale of loans	1,307	45
Other	557	542
Total Noninterest Income	3,179	1,199
Noninterest Expense:		
Salaries and employee benefits	6,012	5,764
Occupancy and equipment expense	1,423	1,370
Other	3,875	4,022
Total Noninterest Expense	11,310	11,156
Income Before Income Taxes	4,855	4,162
Less: Provision for income taxes	1,008	765
Net Income	$3,847	$3,397
Per Common Share:		
Earnings	$0.44	$0.39
Cash dividends paid	$0.16	$0.16
Weighted Average Common Shares Outstanding	8,807,175	8,807,175
Return on Average Assets	0.84%	0.78%
Return on Average Common Equity	9.43%	9.40%

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Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	For the Nine-Month Periods Ended September 30,	
	2019	2018
	(unaudited)	
Interest Income:		
Loans (including fees)	$57,665	$47,650
Deposits with other banks	2,461	274
Securities (including FHLB stock)	7,381	9,766
Federal funds sold	1	1
Total Interest Income	67,508	57,691
Interest Expense:		
Demand deposits	8,146	6,273
Savings deposits	407	281
Time deposits	12,721	7,291
Borrowings	1,226	1,316
Total Interest Expense	22,500	15,161
Net Interest Income	45,008	42,530
Less: Provision for loan losses	4,148	568
Net Interest Income after Provision for Loan Losses	40,860	41,962
Noninterest Income:		
Service charges, commissions and fees	1,928	2,262
ATM and debit card fees	1,686	1,572
Net gains (losses) on securities	(387)	(902)
Net gains on sale of loans	1,371	176
Other	1,528	1,437
Total Noninterest Income	6,126	4,545
Noninterest Expense:		
Salaries and employee benefits	18,120	16,979
Occupancy and equipment expense	4,438	4,108
Other	11,582	10,953
Total Noninterest Expense	34,140	32,040
Income Before Income Taxes	12,846	14,467
Less: Provision for income taxes	2,654	2,872
Net Income	$10,192	$11,595
Per Common Share:		
Earnings	$1.16	$1.32
Cash dividends paid	$0.48	$0.48
Book Value Per Common Share	$18.40	$16.16
Weighted Average Common Shares Outstanding	8,807,175	8,807,175
Return on Average Assets	0.74%	0.89%
Return on Average Common Equity	8.71%	10.92%

Vanessa Drew | InvestorRelations@fgb.net

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009